==============================================================================

                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) June 9, 1995



                        AMERICAN EXPRESS COMPANY
    ----------------------------------------------------------------
         (Exact name of registrant as specified in its charter)



               New York                   1-7657         13-4922250
    -------------------------------   --------------    ------------
     (State or other jurisdiction     (Commission       (IRS Employer
              of incorporation)       File Number)      Identification)


        American Express Tower, World Financial Center
        New York, New York                                   10285
        -----------------------------------------------     --------
        (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number,               (212) 640-2000
        including area code                            --------------


        -----------------------------------------------------------------
        (Former name or former address, if changed since last report.)

==============================================================================

Item 5.  Other Events

        (a)   Sale of AMEX Life Assurance Company.

        On June 9, 1995, American Express Company and General Electric Capital Corporation issued a joint press release, a portion of which follows:


        STAMFORD, CT., June 9, 1995 - GE Capital and American Express Travel Related Services Company, Inc. (TRS) announced the signing of an agreement under which GE Capital will purchase AMEX Life Assurance Company. AMEX Life will become a subsidiary of GNA Corp. (GNA), a GE Capital company. The transaction is contingent upon approval by the Board of Directors of GE Capital's parent, General Electric Company, and applicable regulatory authorities. Terms of the deal, which is expected to close in the fourth quarter of 1995, were not disclosed.

        Under the agreement, GNA will acquire AMEX Life's long-term care insurance business representing approximately $337 million in annual premiums, as well as its long-term disability, corporate owned life insurance (COLI), and other group insurance (primarily accidental death insurance) representing approximately $123 million in annual premiums. The transaction does not include American Express Card-related insurance products, including Cardmember annuities and travel related insurance, which will continue to be issued and marketed by American Express. The sale will not materially impact the earnings of either company.

        The purchase would add approximately $1.6 billion of assets, bringing GNA's total assets to $18.6 billion.

        American Express said the sale of AMEX Life was consistent with its strategy of focusing on its core businesses.

        GNA is a diversified financial services company that delivers high quality, competitive investment and insurance products designed to help individuals build, protect, and transfer wealth. The company markets annuities, insurance and mutual funds in the U.S. through financial institutions, life insurance brokers, securities brokers, financial planners and captive agents serving the farm and rural market. GNA is a GE Capital company. GE Capital is a wholly-owned subsidiary of General Electric Company.

        AMEX Life Assurance Company, with consolidated group assets of $1.6 billion, is rated A+ (Superior) by A.M. Best Company, and is the pioneer and leader in the long-term care insurance business. It is a subsidiary of TRS.


        (b)   Sale of Mellon Bank Corporation Common Stock and Warrants.

        On June 12, 1995, Mellon Bank Corporation ("Mellon") purchased 3.75 million shares of Mellon common stock and warrants for an additional 4.5 million shares of Mellon common stock from American Express Travel Related Services Company, Inc., a subsidiary of American Express Company, for approximately $213 million. The shares and warrants were issued in May 1993 in connection with Mellon's acquisition of The Boston Company from a subsidiary of American Express Company. The transaction is not expected to have a material impact on the earnings of American Express Company.

                                SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AMERICAN EXPRESS COMPANY


                                      By:    /s/ Stephen P. Norman
                                             -------------------------
                                      Name:  Stephen P. Norman
                                      Title: Secretary



Dated:  June 13, 1995